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                                                                 Exhibit 23.1


The Board of Directors and Stockholders
InnerDyne, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of InnerDyne, Inc. of our report dated January 29, 1997, relating to the balance sheets of InnerDyne, Inc. as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of InnerDyne, Inc.


                                        KPMG Peat Marwick LLP


Salt Lake City, Utah
October 31, 1997